Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made effective as of August 1, 2025 (the “Effective Date”), by and between Stan Eschner (“Eschner” or “Consultant”), an individual, and Trio Petroleum Corp (“Company”).

RECITALS

A. Consultant is the Company’s departing Vice-Chairman.

B. Following Consultant’s resignation as a board director of the Company effective August 1, 2025, Consultant desires to perform services as an advisor to the Company’s Chief Executive Officer, and the Company desires to have Consultant perform such services.

C. Consultant’s advisory services are not currently part of Company’s core business and, therefore, the Company needs to independently contract with Consultant; and

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. SERVICES, CONSIDERATION AND TERM

(a) Services. Consultant shall perform for Company services described in Exhibit A attached hereto and incorporated herein by reference (“Services”) and other such Services as Company may prescribe.

(b) Consideration. Company shall pay Consultant as set forth in Exhibit A attached hereto and incorporated herein by reference. Consultant shall devote such time as is reasonably required to perform Consultant’s responsibilities under this Agreement.

(c) Term. This Agreement shall become effective as of the date first set forth above (the “Effective Date”) and shall remain in full force and effect until December 31, 2025.

2. CONFLICTING OBLIGATIONS

Consultant confirms that Consultant has not executed, is not bound by, and is not party to, any non-compete covenant, restriction, or other agreement, contractual or otherwise, with any prior or current employer, supplier, customer, or firm with which the Consultant has been associated and which would prevent the consultant from working with Company in the capacity as stated herein, or otherwise impede or restrict Consultant from fulfilling the terms of this Agreement with Company.

3. INDEPENDENT CONSULTANT

(a) Independent Consultant Status. It is the express intention of the parties that Consultant is an independent consultant and not an employee, agent, representative, joint venture, affiliate, insider, or partner, of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Company and Consultant or any employee or agent of Consultant. The parties acknowledge that Consultant is not an employee for state or federal tax purposes. Consultant is obligated to report as income all income received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon including applicable federal, state, and local income taxes, unemployment insurance, workers’ compensation insurance, disability insurance, Social Security taxes, and other charges. Consultant further agrees to indemnify Company and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant or Company to satisfy such withholding or other obligation.

(b) Consultation for Others. Consultant is free to perform work as a consultant or employee for any other entity and/or person provided that such engagement does not create a conflict of interest with Consultant’s obligations to Company. Specifically, none of Consultant’s services for any other entity and/or person shall compromise in any way the Company’s “Confidential Information” as defined in Paragraph 4(a) below. Further, Consultant must at all times comply with Paragraph 4 below.

(c) Employment of Assistants. Consultant may, at Consultant’s own expense, employ such assistants as Consultant deems necessary to perform the services required of Consultant by this Agreement. Consultant assumes full and sole responsibility for the payment of all compensation and expenses of these assistants and for all federal, state, and local income taxes, unemployment insurance, workers’ compensation insurance, disability insurance, Social Security taxes, and other applicable withholdings.

(d) Time, Places, and Methods of Providing Services. As long as Consultant delivers acceptable services to Company in a timely fashion, Consultant shall generally have the discretion to determine the location and times of rendering services as well as the method of accomplishing Consultant’s Services.

(e) Records and Invoices. Consultant shall keep complete and systematic written records of all work relating to the performance of Services by Consultant hereunder that require reimbursement and shall submit monthly invoices to Company.

(f) Equipment, Instruments, Documentation and Specifications. Consultant shall supply all equipment, instruments, documentation, and specifications required to perform Services under this Agreement, except when such equipment, instruments, documentation, and specifications are unique to Company, in which case Company shall provide Consultant with such equipment, instruments, documentation, and specifications as may reasonably be required by Consultant to perform Consultant’s duties under this Agreement. Such equipment, instruments, documentation, and specifications shall at all times remain the property of Company.

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4. CONFIDENTIAL INFORMATION

(a) Definition. “Confidential Information” means any of the Company’s (including its parents’, affiliates’, or subsidiaries’) proprietary information, technical data, trade secrets, or know-how, including but not limited to all actual or potential customer, employee, supplier, and distributor lists, contacts and addresses, information about employees and employee relations, training manuals and procedures, information about recruitment method and procedures, employment contracts, employee handbooks, information about marketing, business plans and projections, price lists, information about costs and expenses, budgets, proposals, financial information, product plans, products, services, research, developments, systems, formulas, technology, inventions, data bases, know how, developments, experiments, improvements, prototypes, computer programs, software, devices, patterns, processes, designs, source codes, mask-works, drawings, engineering, hardware configuration information, manufacturing methods, distribution techniques, specifications, tapes, and compilations of information that are owned by Company, parents, affiliates, or subsidiaries of Company, other parties with which Company does business (“Third Parties”) or customers of Company, and that are used in the operation of Company’s, Third Parties’ and/or a customer’s business. Confidential Information includes, but is not limited to, information disclosed to or developed by Consultant in connection with the Services. Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no wrongful act or omission of Consultant; (ii) Consultant can demonstrate to have had rightfully in its possession before disclosure to Consultant by Company; (iii) is independently developed by Consultant without use, directly or indirectly, of any Confidential Information; (iv) Consultant rightfully obtains from a third party who has the right to transfer or disclose it; or (v) any information related to the assets or operations of Lafayette Energy.

(b) Non-Use and Non-Disclosure. Except to the extent necessary to perform Services, Consultant shall not reproduce, use, distribute, disclose, or otherwise disseminate Confidential Information. Consultant shall not take any action to cause, or fail to take any reasonable action necessary to prevent, any Confidential Information to lose its character as Confidential Information. Consultant shall not remove Confidential Information from Company or the location(s) designated by Company except as expressly permitted by Company in writing.

Consultant agrees that access to Confidential Information will be limited to those employees or other authorized representatives of Consultant who: (1) need to know such Confidential Information in connection with their provision of Services; and (2) have signed agreements with Consultant obligating them to maintain the confidentiality of information disclosed to them and designated or defined as confidential. Consultant further agrees to inform such employees or authorized representatives of the confidential nature of Confidential Information and agrees to take all necessary steps to ensure that such employees do not violate the terms of this Agreement.

Additionally, Consultant agrees not to use any Developments, as defined in Paragraph 6(b), in connection with any project that Consultant undertakes for Consultant or for any party other than Company without the Company’s prior express written approval.

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(c) Former Employer’s Confidential Information. Consultant shall not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any, and Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to such employer, person, or entity, unless consented to in writing by such employer, person, or entity. Consultant will indemnify Company and hold Company harmless from and against all claims, liabilities, damages, and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from Company’s use of the work product of Consultant under this Agreement.

(d) No Export. Consultant acknowledges that Confidential Information or other information disclosed in connection with the Services might be considered technical data that is subject to compliance with the export control laws and regulations of the United States, and hereby agrees to comply with such laws.

(e) Return of Company Property and Information. Upon termination of this Agreement or upon request by Company, Consultant shall promptly deliver to Company any and all Company property and Confidential Information in Consultant’s, or Consultant’s agent’s possession, custody or control, except for such documentation (including Confidential Information) that Consultant may require in performance of this Agreement and as a continuing Director of the Company.

5. INTELLECTUAL PROPERTY RIGHTS

(a) Assignment. Consultant has attached hereto, as Exhibit B, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by Consultant prior to the date hereof, that belong to Consultant and that relate to Company’s proposed business and products, and that are not assigned to Company; or, if such list is not attached or is left blank, Consultant represents that there are no such inventions.

All Confidential Information shall remain the property of Company and no license or other right to such information is granted or implied hereby. The Services and all Confidential Information developed in connection therewith shall be the sole and exclusive property of Company. In the event such Services or Confidential Information developed in connection therewith is deemed not to be the property of Company, Consultant hereby assigns all rights thereto to Company and hereby agrees to sign all instruments reasonably necessary in the opinion of Company to eliminate any ambiguity as to ownership by Company.

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(b) Further Assurances. Consultant agrees that all ideas, techniques, inventions, systems, formulae, business and/or marketing plans, projections or analyses, discoveries, technical information, programs, prototypes, and similar developments, improvements, or creations developed, conceived, created, discovered, made, written, or obtained by Consultant in the course of or as the result, direct or indirect, of the performance of Consultant’s duties hereunder (hereinafter called “Developments”), and all related intellectual property rights, including but not limited to writings and other works of authorship, United States, and/or foreign letters, patents, mask works, copyright or trademark registrations, and/or other forms of protection thereof, shall be and remain the property of Company, its parents, affiliates, or subsidiaries. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to Company all such Developments and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Consultant, insofar as Consultant has the right to do so, agrees that Consultant will execute or cause to be executed such United States and/or foreign letters, patents, mask works, copyright or trademark registrations, and other documents and agreements and take such other action as may be desirable in the opinion of Company to enable intellectual property, copyright, and/or other forms of protection for Developments to be obtained, maintained, renewed, preserved, and protected throughout the world by or on behalf of Company.

(c) Pre-Existing Materials. Consultant agrees that, if in the course of performing the Services, Consultant incorporates into any invention developed hereunder any invention, improvement, development, concept, discovery, or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing, before incorporating such invention, improvement, development, concept, discovery, or other proprietary information into any invention; and (ii) Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use, and sell such item as part of or in connection with such invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery, or other proprietary information owned by any third party into any invention without Company’s prior written permission.

6. TERMINATION.

(a) Termination For Cause.

(i) The Company shall have the right to terminate this Agreement at any time for Cause.

(ii) The term “Cause” shall mean the Consultant or any of his employees (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of the Company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, which has, or could reasonably be deemed to result in, a Material Adverse Effect upon the Company (a defined below); (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of the Company; or (6) material breach of any provision of this Agreement. However, an event that is or would constitute “Cause” shall cease to be “Cause” if Consultant reverse the action or cures the default that constitutes “Cause” within 10 days after the Company notifies Consultant in writing that Cause exists.

(iii) No act or failure to act on Consultant’s part will be considered “willful” unless it is done, or omitted to be done, by Consultant in bad faith or without reasonable belief that such action or omission was in the best interests of the Company.

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(iv) Any notice or other communication to be given by Consultant to the Company hereunder shall be in writing and mailed by certified or registered mail with return receipt requested, and shall be addressed to Company as follows:

Trio Petroleum Corp

Attn: Chief Executive Officer

23823 Malibu Road Unit 304

Malibu, California, 90265

(b) Automatic Termination. This Agreement shall terminate automatically on December 31, 2025. This Agreement will also terminate automatically on the occurrence of bankruptcy or insolvency of either party, by death of Consultant, or by assignment of this Agreement except as provided under Paragraph 7(e).

(c) Continuation of Obligations. Consultant Agrees that all obligations under Paragraphs 4 and 5 of this Agreement shall continue in effect after termination of the Agreement, and that Consultant will notify any future client, potential client, or employer of Consultant’s obligations under this Agreement and that Company will be entitled to notify any such person or entity of Consultant’s obligations.

7. MISCELLANEOUS

(a) Injunctive Relief. Consultant acknowledges that any unauthorized disclosure or use of Confidential Information would constitute a material breach of this Agreement and may cause great or irreparable injury to Company for which pecuniary compensation would not afford adequate relief, or that it would be extremely difficult to ascertain the amount of the compensation that would afford adequate relief. Therefore, in the event of such breach, Consultant agrees that Company will have the right to seek and obtain injunctive relief in addition to any other rights and remedies it may have.

(b) Governing Law and Venue. This Agreement shall be deemed to be a contract made under, and shall be governed and construed in accordance with, the laws of the State of California. The parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, including its validity, scope, or enforceability, or any alleged breach of any of its provisions, or any alleged violation of statute, regulation, common law, or public policy, shall be submitted to and decided by final and binding arbitration before the American Arbitration Association (AAA) to be held in San Francisco, California, before a single arbitrator, in accordance with AAA’s Commercial Arbitration Rules. Company will pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing, unless Consultant initiates the arbitration. If Consultant initiates the arbitration, Consultant will contribute an amount equal to the filing fee. Discovery in any arbitration proceeding shall be conducted according to AAA’s Commercial Arbitration Rules. This agreement to arbitrate is freely negotiated between Consultant and Company and is mutually entered into between the parties. By entering into this Agreement, the parties are waiving all rights to have their disputes heard or decided by a jury or in a court trial.

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(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein. Any and all written or oral agreements heretofore existing between the parties with respect to the subject matter hereof are expressly canceled. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by an authorized officer or agent for each party hereto.

(d) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, all of which shall remain enforceable in accordance with their terms. Should any of the obligations created hereunder be found illegal and unenforceable for being too broad with respect to the duration, scope, or subject matter thereof, such obligation shall be deemed and construed to be reduced to the maximum duration, scope, or subject matter permitted by law.

(e) Assignability. Neither party shall assign, transfer, or sell its rights under this Agreement or delegate its duties hereunder without the prior express written consent of the other party, and any attempted assignment or delegation shall be void and without effect; provided, however, that Company may assign this Agreement to any person or entity acquiring its business and assets.

(f) Attorneys’ Fees and Court Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may otherwise be entitled.

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IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the day and year first written above.

CONSULTANT

/s/ Stan Eschner
Stan Eschner

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross

Name:	Robin Ross

Title:	Chief Executive Officer

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EXHIBIT A

Contact. Consultant’s principal Company contact is:

Name: Mr. Robin Ross

Title: CEO

Services. Consultant’s services include, but are not limited to:

Providing services to Company’s CEO, including, but not limited to, services in areas of investor relations, public relations, financing strategies, corporate strategies, and development of business opportunities and providing background information with respect to Company’s history.

Consideration Due For Services.

●	The Company shall pay to Consultant the amount of $4,167 (four thousand one hundred sixty seven) cash within five (5) business days from the end of each month of the term of this Agreement.

●	On the Effective Date, Consultant shall receive an equity grant of 15,000 (fifteen thousand) Restricted Shares, all in accordance with the terms and conditions set forth in the Plan. The anticipated Restricted Shares will be governed by the terms and conditions of the grant agreement and will vest immediately.

Expenses. Company shall reimburse Consultant for all reasonable out-of-pocket travel expenses incurred by Consultant when such travel is specifically requested by the Company. Consultant shall receive written consent from an authorized agent of Company regarding costs prior to incurring such expenses.

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EXHIBIT B

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

None.

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